                                                     Exhibit 3.2


                              BYLAWS OF
                  TOYOTA MOTOR CREDIT CORPORATION
                      A California Corporation.
                As Amended Through December 8, 2000

                              ARTICLE I
                        SHAREHOLDERS' MEETING

Section 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place as may be designated for that purpose from time to time by the President, or by any Vice President who is a director, or by the Secretary.

Section 2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held not later than six (6) months following the end of the corporation's fiscal year. The date and time of the annual meeting shall be fixed by the Board of Directors. The shareholders shall at this meeting elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation.

Section 4. NOTICE OF MEETINGS. Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary.

Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than ten (10) days nor more than sixty (60) days before such meeting.

Notice of any meeting of shareholders shall specify the place, the date and the hour of meeting, and in case of a special meeting, as provided by the California Corporations Code, the general nature of the business to be transacted.

When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. CONSENT TO SHAREHOLDERS' MEETINGS. The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 6. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. VOTING RIGHTS. CUMULATIVE VOTING. Only persons in whose names shares entitled to vote are registered on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to cumulate his votes as provided in the appropriate section of the California Corporations Code.

Section 8. PROXIES. Every shareholder entitled to vote, or to execute consents, may do so either in person or by written proxy executed in accordance with the appropriate provisions of the California Corporations Code and filed with the Secretary of the corporation.



                             ARTICLE II
                        DIRECTORS; MANAGEMENT

Section 1. POWERS. Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the California Corporations Code as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2. NUMBER AND QUALIFICATION. The authorized number of directors of the corporation shall be nine (9), until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II of these Bylaws, adopted by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation.

Section 3. ELECTION AND TENURE OF OFFICE. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.

Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. VACANCIES. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office as provided by the appropriate sections of the California Corporations Code.

Section 6. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at such place as may be designated for that purpose, from time to time, by the President, or by any Vice President who is a director, or by the Secretary. Any meeting shall be valid, wherever held, if held by the written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7. ORGANIZATION MEETINGS. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 8. SPECIAL MEETINGS - NOTICES. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President who is a director.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 9. WAIVER. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed which relates to action so taken shall state that the action was taken by the unanimous written consent of the Board of Directors without a meeting and that the Bylaws authorize the directors so to act.
Such statement shall be the prima facie evidence of such authority.  This section is drafted pursuant to and is intended to comply with the appropriate section of the California Corporations Code.

Section 11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 12. QUORUM. Not less than one third (1/3) of the authorized number of directors as fixed by the Articles or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 13. FEES AND COMPENSATIONS. Directors and members of committees may receive such compensation and fees, if any, for their services, and such reimbursement for expenses as may be determined by resolution of the Board of Directors.

                             ARTICLE III
                              OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a president, one of more vice presidents, a secretary and treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 11 of this Article.

Section 2. ELECTION. After their election the directors shall meet and organize by electing a President from their own number, and one or more Vice Presidents, a Secretary and a Treasurer, who may, but need not, be members of the Board of Directors. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

Section 3. TENURE OF OFFICE. The tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the Bylaws for regular appointment to such office.

Section 6.  CHAIRMAN OF THE BOARD AND PRESIDENT.

A.  Chairman of the Board
The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors as prescribed by the Bylaws.

B.  President
The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business affairs of the corporation. He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, he shall preside at meetings of the Board of Directors. He shall be ex officio, a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 7.  VICE PRESIDENTS.

A.  Senior Vice Presidents.
The Senior Vice Presidents shall be the deputy chief executive officers of the corporation and shall exercise such corporate level authority over the activities of the corporation as prescribed by the President. In the absence or disability of the President, they shall, in the order designated by the President or the Board of Directors, perform the duties and exercise the powers of the President.

B.  Vice Presidents.
The Vice Presidents shall exercise authority over the activities of their assigned area of responsibility as prescribed by the President and under the overall direction and control of the President or Senior Vice Presidents.

Section 8. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; he shall keep the seal of the corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 9. TREASURER. The Treasurer shall receive and keep all the funds of the corporation, and pay them out only on the check of the corporation, signed in the manner authorized by the Board of Directors.

Section 10. ASSISTANTS. Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these Bylaws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by the Bylaws or the Board of Directors.

Section 11. SUBORDINATE OFFICERS. The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, and fix their tenure of office.

                             ARTICLE IV
                   EXECUTIVE AND OTHER COMMITTEES

The Board of Directors may designate an executive committee, and such other committees as may be necessary from time to time, each consisting of two or more of its members and with such powers as it may designate, consistent with the Articles of Incorporation and Bylaws and the California Corporations Code. Such committees shall hold office at the pleasure of the Board.


                            ARTICLE V
             CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS. The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in the appropriate sections of the California Corporations Code shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said sections.

Section 3. CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided for in the appropriate sections of the California Corporations Code.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC. - HOW EXECUTED. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or amount.

Section 6. ANNUAL REPORTS. The Board of Directors may cause annual reports to be made to the shareholders as provided by the appropriate sections of the California Corporations Code, but need not, except upon written request of the shareholders owning at least five (5) percent of the number of outstanding shares. The Board of Directors shall cause such annual reports, when so made, to be sent to the shareholders at least fifteen (15) days prior to the annual meeting, but not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

                              ARTICLE VI
                  CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any.

Every certificate for shares must be signed by the President or Vice President and the Secretary or an Assistant Secretary.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and to cancel the old certificate and record the transaction upon its books.


                               ARTICLE VII
                              CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.


                               ARTICLE VIII
                           AMENDMENTS TO BYLAWS

Section 1. BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2. POWERS OF DIRECTORS. Subject to the right of the shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 ARTICLE IX
                              INDEMNIFICATION

The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation.